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                          EXHIBIT INDEX

Exhibit No.                                               Description   Page
-----------                                               -----------   ----

   a      Investment in partnerships by        Filed herewith
          prospect (Old Program)

   c      Production and net revenue           Filed herewith
          (Old Program)

   h-1    Balance Sheet at March 31, 1997      Filed herewith
          (Unaudited, Subject to Adjustment)

   h-2    Statement of Income and Retained     Filed herewith
          Deficit for the Quarter Ended
          March 31, 1997 (Unaudited,
          Subject to Adjustment)

   h-3    Statement of Cash Flows for the      Filed herewith
          Quarter Ended March 31, 1997
          (Unaudited, Subject to Adjustment)

   h-4    Computation of Bank Interest for the Filed herewith
          Quarter Ended March 31, 1997

   i      Fuel Purchased for NEP for the       Filed herewith
          Quarter Ended March 31, 1997

   j-1    Monthly Report of Cost and Quality   Filed herewith
          of Fuels for Electric Plants
          January 1997 (Brayton Point)

   j-2    Monthly Report of Cost and Quality   Filed herewith
          of Fuels for Electric Plants
          January 1997 (Salem Harbor)

   j-3    Monthly Report of Cost and Quality   Filed herewith
          of Fuels for Electric Plants
          February 1997 (Brayton Point)

   j-4    Monthly Report of Cost and Quality   Filed herewith
          of Fuels for Electric Plants
          February 1997 (Salem Harbor)

   j-5    Monthly Report of Cost and Quality   Filed herewith
          of Fuels for Electric Plants
          March 1997 (Brayton Point)

   j-6    Monthly Report of Cost and Quality   Filed herewith
          of Fuels for Electric Plants
          March 1997 (Salem Harbor)